Exhibit 23


              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-106007, 333-104828, 333-96541, 333-87736, 333-67370, 333-59380, 33-52252,
33-40294, 33-40295, 33-32875, 033-59009, 333-38055, 333-40681,
333-26979, 333-39238 and 333-86611) and Form S-3 (File No. 333-
111082, 333-104821, 333-67020, 33-55977, 333-91349 and 33-
47424) of our report dated January 19, 2004, except for the fifth and thirteenth paragraphs in Note 18 for which the dates are February 5, 2004 and February 24, 2004, respectively, relating to the financial statements of Johnson & Johnson, which appears in this Current Report on Form 8-K dated March 1, 2004.



PricewaterhouseCoopers LLP

New York, New York
February 26, 2004